EXHIBIT 10.1

AGREEMENT FOR SATISFACTION OF NOTE BY SHARE AND NOTE ISSUANCE

CAGAN REVOLVING LINE OF CREDIT

This Agreement for Satisfaction of Note by Share and Note Issuance (the “Satisfaction Agreement”) dated as of April 18, 2013 (the “Effective Date”) is by and among AEMETIS, INC., a Nevada corporation (“Parent”), AEMETIS INTERNATIONAL INC., (formerly known as “International Biodiesel, Inc.”), a Nevada corporation and wholly-owned subsidiary of Parent (the “Borrower”), and LAIRD Q. CAGAN for himself and on behalf of all other holders of interests in the Revolving Line of Credit (the "Lender”).

RECITALS

A. Borrower and Lender entered into a certain Revolving Line of Credit Agreement, dated as of August 17, 2009, as amended October 15, 2012 (the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. As of the date of this Repayment Agreement outstanding and unpaid principal under the Agreement is $421,884.97 (“Principal”), outstanding and unpaid interest is $915,963.56 (“Interest”), and outstanding and unpaid fees is $214,709.40 (“Fees”).

C. Borrower and Lender entered into a Subordination Agreement, dated as of October 29, 2010 (the “Subordination Agreement”) among Lender, Borrower, Parent and Third Eye Capital Corporation as Agent (the “Agent”) pursuant to which Lender agreed to subordinate the payment of all liabilities of the Borrower to the payment in full of all liabilities of Borrower to the Agent or the Purchasers to that Note and Warrant Purchase Agreement, dated as of May 16, 2008 and  that certain Note Purchase Agreement, dated as of October 18, 2010 (the “Purchasers”).

D. Lender has made the request to convert a portion of the unpaid interest and fees outstanding under the Agreement into shares of the Parent’s common stock and to repay through the issuance of new notes, a portion of the unpaid principal, interest and fees outstanding under the Agreement.

E. The parties desire to convert $991,946.17 of the Principal, Interest and Fees into shares of the Parent’s common stock at a conversion price of $0.45 per share (the “Conversion”).  Additionally, McAfee Capital will repay a deposit held by Mougins Capital in the amount of $170,000 through the reduction in share issuance.

F. On April 18, 2013, the Board of Directors of Parent approved and adopted, and deemed advisable and in the best interests of the Parent’s shareholders, this Satisifaction Agreement and the related Conversion.

NOW, THEREFORE, the parties hereby agree as follows:

1. Conversion.  Parent shall issue an aggregate of 1,826,547 shares of its Common Stock (the “Shares”) to the persons and in the amounts set forth opposite such person’s name on Exhibit A attached hereto.

2. Repayment by Issuance of new Notes.  Parent shall issue an aggregate of new notes in the amount of $560,611.77 to persons and in the amounts set forth opposite such person’s name on Exhibit A attached hereto.

3. Remaining Balance.  Lender acknowledges and agrees that on the Effective Date of this Satisfaction Agreement there is no outstanding principal Interest or Fees and all obligation of both parties have been met and fully discharged pursuant to the Agreement.

4. Agreement in Full Force and Effect as Amended.  Except as specifically amended, consented and/or waived hereby, the Agreement and the Subordination Agreement shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or the Subordination Agreement or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Agreement, the Subordination Agreement or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Repayment Agreement also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or Purchasers whether under the Subordination Agreement, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  The parties hereto agree to be bound by the terms and conditions of the Agreement and the Subordination Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Repayment Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in the Subordination Agreement to the “Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

5. Release.  THE LENDER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES PARENT AND BORROWER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS REPAYMENT AGREEMENT IS EXECUTED, WHICH THE LENDER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT AND NEGOTIATION FOR AND EXECUTION OF THIS REPAYMENT AGREEMENT.

6. Representations of each Lender.  Each Lender, severally and not jointly, hereby represents and warrants to the Parent and the Borrower as follows:

a. Such Lender is acquiring the Shares to be issued to such Lender for his own account for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), that would be in violation of the Securities Act or any securities or “blue sky” laws of any state of the United States or other applicable law, and has no contract, agreement, undertaking or arrangement, and has no intention to enter into any contract, agreement, undertaking or arrangement to pledge such Shares or any part thereof.

b. Such Lender has been advised by the Parent that (i) the Shares are being issued and sold by the Parent pursuant to an exemption from registration provided under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act and neither the offer nor sale of any Shares has been registered under the Securities Act or any state or foreign securities or “blue sky” laws; (ii) the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that the undersigned must continue to bear the economic risk of the investment in the Shares unless subsequently registered under the Securities Act and all applicable state or foreign securities or “blue sky” laws or an exemption from such registration is available; (iii) when and if the Bonus Shares may be disposed of without registration in reliance on Rule 144 of the Securities Act (“Rule 144”), such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule; (iv) if the Rule 144 exemption is not available, public offer or sale of any Shares without registration will require the availability of another exemption under the Securities Act; (v) a restrictive legend in a form satisfactory to the Parent shall be placed on the certificates representing the Shares; and (vi) a notation shall be made in the appropriate records of the transfer agent for the Shares indicating that the Shares are subject to restrictions on transfer.

c.  Such Lender is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (4) or (7) of the Securities Act and has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits, risks and consequences of an investment in the Shares and is able to bear the economic risk of loss of such investment, including the complete loss of such investment; and

d. Such Lender is not named on a list published by OFAC or is not a person with whom dealings are prohibited under any OFAC Regulations.

7. Representations of Parent and Borrower.  The Parent and Borrower hereby represent and warrant to Lender as of the date of this Repayment Agreement as follows:  (A) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Repayment Agreement are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement, or other organizational documents, or (ii) any applicable law; (C) all consents, licenses, permits, approvals or authorizations of, or registrations, filings or declarations with any governmental authority or other person, has been obtained in connection with the execution, delivery, performance, validity or enforceability of this Repayment Agreement by or against it; (D) this Repayment Agreement has been duly executed and delivered by it; and (E) this Repayment Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

8. Miscellaneous.

a. This Repayment Agreement may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Repayment Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

b. This Repayment Agreement may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the parties hereto.

c. This Repayment Agreement, the Agreement and the Subordination Agreement constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

d. THIS REPYMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS REPAYMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT.

IN WITNESS WHEREOF, this Second Conversion Notice has been duly executed by the parties hereto as of April 23, 2013.

LENDER:

By:	/s/ Laird Q. Cagan
Laird Q. Cagan, on behalf of all Lenders

BORROWER:

Aemetis International, Inc.
(f/k/a International Biodiesel, Inc.)

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

PARENT:
Aemetis, Inc.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

EXHIBIT A

SCHEDULE OF LENDERS

Share Issuance
McAfee Capital, LLC	1,171,536
Laird Q. Cagan	655,011
Total Share Issuance	1,826,547

Note Issuance
Clyde Berg (Interest only)	$306,871.63
Mougins Capital (Interest only)	$253,740.14
Total Note Issuance	$560,611.77